UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue, 29th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 906-3589

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.001 per share	HCAP	NASDAQ Global Market
6.125% Notes due 2022	HCAPZ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2020, Harvest Capital Credit Corporation (the “Company”) entered into the Ninth Amendment to the Loan and Security Agreement (the “Amendment”), by and among the Company, HCAP Equity Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and HCAP ICC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, as borrowers, Pacific Western Bank (“PacWest”), as agent and a lender, and each of the other lenders from time to time party thereto, including City National Bank (“CNB”). The Amendment amends the Loan and Security Agreement dated as of October 29, 2013 (as amended, restated and modified from time to time, the “Loan Agreement”).

The Amendment amends the Loan Agreement to effectuate the following, among other things: (1) extend the revolving period from April 30, 2020 to the earlier of (a) July 31, 2020 and (b) June 19, 2020, solely to the extent that, prior to such date, the Company does not cause an amount equal to $1.4 million from the proceeds of the sale of a certain portfolio investment of the Company (such sale, the “Reallocation Loan Sale”) or otherwise (with the prior written consent of CNB) to be paid to PacWest (the date upon which the Company has satisfied such $1.4 million payment, the “Commitment Reallocation Trigger Date”) to pay down the principal balance of advances made by PacWest as of the Commitment Reallocation Trigger Date; (2) provide that additional advances requested on and after April 30, 2020 will be made only at the discretion of the lenders; (3) reduce aggregate commitments under the Loan Agreement to $45.0 million from $55.0 million; (4) revise the Company’s tangible net worth covenant to reflect a minimum of, (a) as of any date prior to the Commitment Reallocation Trigger Date, $60 million, and (b) as of any date on or after the Commitment Reallocation Trigger Date, an amount equal to $60 million minus the amount of the Company’s loss realized in connection with the Reallocation Loan Sale, which realized loss the Company estimates will range from $1.7 million to $1.9 million; (5) increase the interest rate on borrowings to a per annum rate equal to the lesser of (a) the applicable LIBOR rate plus 4.50% (with a 1.00% LIBOR floor) and (b) the maximum rate permitted under applicable law; (6) effectively limit the aggregate value of eligible loans in the borrowing base to maximum of approximately $44.3 million; (7) amend the definition of “LIBOR” to provide for the use of an Alternative Rate (as defined in the Loan Agreement) if certain conditions are satisfied; (8) remove the step-up to 0.75% in the unused line fee, such that, commencing on and after April 30, 2020, the Company is required to pay a monthly fee of 0.50% per annum for unused amounts during the revolving period, calculated based on the difference between (a) the maximum loan amount under the Loan Agreement and (b) the average daily principal balance of the obligations outstanding during the prior calendar month; (9) remove the minimum utilization fee; (10) prohibit the Company from repurchasing shares of its common stock and declaring and paying any distribution or dividend from April 30, 2020 until the termination of the Loan Agreement, except, in the case of distributions and dividends, to the extent necessary for the Company to maintain its eligibility to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended; and (11) set the minimum liquidity covenant threshold to at least $2.2 million through termination of the Loan Agreement. In the event that the Commitment Reallocation Trigger Date does not occur prior to June 19, 2020, the amortization period under the Loan Agreement will be deemed to have commenced as of May 1, 2020 for purposes of determining the first month in which the Company must make mandatory pre-payments to pay down its principal amount outstanding under the Loan Agreement. The other material terms of the Loan Agreement were unchanged.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including with respect to the Company’s completion of the Reallocation Loan Sale and the estimated realized loss on such sale. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss the Company’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by the Company in this report speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors the Company identifies in the sections entitled “Risk Factors” and “Forward-Looking Statements” in filings the Company makes with the Securities and Exchange Commission, and it is not possible for the Company to predict or identify all of them. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment to Loan and Security Agreement, dated as of May 20, 2020, but effective as of April 30, 2020, by and among the Company, HCAP Equity Holdings, LLC and HCAP ICC, LLC, as borrowers, Pacific Western Bank, as agent and a lender, and each of the other lenders from time to time party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ William E. Alvarez, Jr.
	Name:	William E. Alvarez, Jr.
	Title:	Chief Financial Officer, Chief Compliance Officer & Secretary

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